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                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-OCT-00
MASTER SERVICING DIVISION


DEAL REFERENCE                                          93-2A               93-2C                93-2D               93-2E.A
                                                 ------------------   ------------------   ------------------   ------------------

BEGINNING SECURITY BALANCE                       $    20,441,946.21   $    61,562,004.74   $    37,633,039.06   $    24,754,157.68
  Loans Repurchased                                              --                   --                   --                   --
  Scheduled Principal Distribution                        35,427.22           101,745.56           361,529.67           222,316.08
  Additional Principal Distribution                        5,962.61            33,982.02            41,740.21            49,601.06
  Liquidations Distribution                                      --           300,164.40                   --                   --
  Accelerated Prepayments                                        --                   --                   --                   --
  Adjustments (Cash)                                             --                   --                   --                   --
  Adjustments (Non-Cash)                                         --                   --                   --                   --
  Losses/Foreclosures                                            --            63,372.59                   --                   --
  Special Hazard Account                                         --                   --                   --                   --
                                                 ------------------   ------------------   ------------------   ------------------
                Ending Security Balance          $    20,400,556.38   $    61,062,740.17   $    37,229,769.18   $    24,482,240.54
                                                 ==================   ==================   ==================   ==================

INTEREST DISTRIBUTION:

Due Certificate Holders                          $       127,858.61   $       376,178.07   $       212,112.46   $       137,029.42
Compensating Interest                                            --               132.31                   --                   --

  Trustee Fee (Tx. Com. Bk.)                                 229.97               769.53               470.41               268.17
  Pool Insurance Premium (PMI Mtg. Ins.)                         --                   --                   --             5,445.91
  Pool Insurance (GE Mort. Ins.)                           4,946.95                   --             6,058.92                   --
  Pool Insurance (United Guaranty Ins.)                          --                   --                   --                   --
  Backup for Pool Insurance (Fin. Sec. Assur.)                   --                   --                   --                   --
  Special Hazard Insurance (Comm. and Ind.)                  970.99                   --                   --                   --
  Bond Manager Fee (Capstead)                                323.66               769.53               548.82               309.43
  Excess Compensating Interest (Capstead)                        --                   --                   --                   --
  Administrative Fee (Capstead)                              553.65             2,565.15             1,176.00               876.70
  Administrative Fee (Other)                                     --                   --                   --                   --
  Excess-Fees                                                    --                   --                   --                   --
  Special Hazard Insurance (Aetna Casualty)                      --                   --                   --                   --
  Other                                                          --                   --                   --                   --
                                                 ------------------   ------------------   ------------------   ------------------
                               Total Fees                  7,025.22             4,104.21             8,254.15             6,900.21
                                                 ------------------   ------------------   ------------------   ------------------
 Servicing Fee                                             5,969.49            16,018.75            10,383.61             6,918.28
 Interest on Accelerated Prepayments                             --                   --                   --                   --
                                                 ------------------   ------------------   ------------------   ------------------
                Total Interest Distribution      $       140,853.32   $       396,433.34   $       230,750.22   $       150,847.91
                                                 ==================   ==================   ==================   ==================

LOAN COUNT                                                       79                  239                  200                  128
WEIGHTED AVERAGE PASS-THROUGH RATE                         7.505662             7.335246             6.763603             6.642735
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

DEAL REFERENCE                                          93-2E.B              93-2G                1995-A               1996-A
                                                 -------------------  -------------------   ------------------- -------------------
BEGINNING SECURITY BALANCE                       $     68,542,475.24  $    100,303,521.14   $     25,468,026.81 $     19,294,348.73
  Loans Repurchased                                               --                   --                    --                  --
  Scheduled Principal Distribution                        105,569.86           161,869.91             27,082.75           25,943.57
  Additional Principal Distribution                        23,382.11            42,612.77              4,344.96            3,692.38
  Liquidations Distribution                                       --           785,321.37            856,575.92          531,437.88
  Accelerated Prepayments                                         --                   --                    --                  --
  Adjustments (Cash)                                              --                   --                    --                  --
  Adjustments (Non-Cash)                                          --                   --                    --                  --
  Losses/Foreclosures                                             --                   --                    --                  --
  Special Hazard Account                                          --                   --                    --                  --
                                                 -------------------  -------------------   ------------------- -------------------
                Ending Security Balance          $     68,413,523.27  $     99,313,717.09   $     24,580,023.18 $     18,733,274.90
                                                 ===================  ===================   =================== ===================
INTEREST DISTRIBUTION:
Due Certificate Holders                          $        404,999.52  $        595,702.67   $        172,377.79 $        120,946.36
Compensating Interest                                             --             1,863.44                    --                  --

  Trustee Fee (Tx. Com. Bk.)                                  742.54             1,128.41                212.24              241.18
  Pool Insurance Premium (PMI Mtg. Ins.)                   15,079.34                   --                    --                  --
  Pool Insurance (GE Mort. Ins.)                                  --                   --              9,550.51            5,556.78
  Pool Insurance (United Guaranty Ins.)                           --                   --                    --                  --
  Backup for Pool Insurance (Fin. Sec. Assur.)                    --                   --                    --                  --
  Special Hazard Insurance (Comm. and Ind.)                       --                   --                    --                  --
  Bond Manager Fee (Capstead)                                 856.78             1,253.79                    --                  --
  Excess Compensating Interest (Capstead)                         --                   --              3,106.66            2,055.51
  Administrative Fee (Capstead)                             2,427.59             4,179.35                651.38              803.91
  Administrative Fee (Other)                                      --                   --                    --                  --
  Excess-Fees                                                     --                   --                    --                  --
  Special Hazard Insurance (Aetna Casualty)                       --                   --                583.65              442.16
  Other                                                           --                   --                    --                  --
                                                 -------------------  -------------------   ------------------- -------------------
                               Total Fees                  19,106.25             6,561.55             14,104.44            9,099.54
                                                 -------------------  -------------------   ------------------- -------------------
 Servicing Fee                                             17,859.97            24,885.59              7,958.79            5,316.76
 Interest on Accelerated Prepayments                              --                   --                    --                  --
                                                 -------------------  -------------------   ------------------- -------------------
                Total Interest Distribution      $        441,965.74  $        629,013.25   $        194,441.02 $        135,362.66
                                                 ===================  ===================   =================== ===================
LOAN COUNT                                                       244                  378                   120                  74
WEIGHTED AVERAGE PASS-THROUGH RATE                          7.090485             7.149094               8.12208            7.522184


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

DEAL REFERENCE                                         1996-B            1996-C.1            1996-C.2           1996-C.3
                                                 ------------------   ------------------   ------------------   ------------------
BEGINNING SECURITY BALANCE                       $    39,487,759.27   $     6,040,954.50   $    12,420,865.66   $    11,784,371.65
  Loans Repurchased                                              --                   --                   --                   --
  Scheduled Principal Distribution                        47,584.75             6,027.92            14,047.20            11,266.27
  Additional Principal Distribution                        7,269.63               537.98             4,977.04             5,421.51
  Liquidations Distribution                            1,442,568.20           233,984.76           436,430.30           167,004.01
  Accelerated Prepayments                                        --                   --                   --                   --
  Adjustments (Cash)                                             --                   --                   --                   --
  Adjustments (Non-Cash)                                         --                   --                   --                   --
  Losses/Foreclosures                                            --                   --                   --                   --
  Special Hazard Account                                         --                   --                   --                   --
                                                 ------------------   ------------------   ------------------   ------------------
                  Ending Security Balance        $    37,990,336.69   $     5,800,403.84   $    11,965,411.12   $    11,600,679.86
                                                 ==================   ==================   ==================   ==================
INTEREST DISTRIBUTION:

Due Certificate Holders                          $       256,145.05   $        41,671.67   $        85,637.70   $        80,575.19
Compensating Interest                                            --                   --             1,572.34                   --

  Trustee Fee (Tx. Com. Bk.)                                 493.59                75.51               103.51                98.20
  Pool Insurance Premium (PMI Mtg. Ins.)                  10,671.56                   --                   --                   --
  Pool Insurance (GE Mort. Ins.)                                 --             1,739.80                   --                   --
  Pool Insurance (United Guaranty Ins.)                          --                   --                   --             4,389.68
  Backup for Pool Insurance (Fin. Sec. Assur.)             1,015.48                   --                   --                   --
  Special Hazard Insurance (Comm. and Ind.)                      --                   --                   --                   --
  Bond Manager Fee (Capstead)                                    --                   --                   --             2,459.30
  Excess Compensating Interest (Capstead)                  4,943.56             1,354.09                   --               989.94
  Administrative Fee (Capstead)                            1,645.35               302.03               258.78               487.28
  Administrative Fee (Other)                                     --                   --                   --                   --
  Excess-Fees                                                    --                   --                   --                   --
  Special Hazard Insurance (Aetna Casualty)                1,141.86               138.43                   --               340.77
  Other                                                          --                   --                   --                   --
                                                 ------------------   ------------------   ------------------   ------------------
                                 Total Fees               19,911.40             3,609.86               362.29             8,765.17
                                                 ------------------   ------------------   ------------------   ------------------
 Servicing Fee                                            11,758.89             1,887.80             2,863.50             3,682.62
 Interest on Accelerated Prepayments                             --                   --                   --                   --
                                                 ------------------   ------------------   ------------------   ------------------
                  Total Interest Distribution    $       287,815.34   $        47,169.33   $        90,435.83   $        93,022.98
                                                 ==================   ==================   ==================   ==================
LOAN COUNT                                                      146                   29                   62                   54
WEIGHTED AVERAGE PASS-THROUGH RATE                         7.784034             8.277832             8.425504             8.455384

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